                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           TRANSACTION SYSTEMS ARCHITECTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                   [TSA LOGO]

                      TRANSACTION SYSTEMS ARCHITECTS, INC.

                                                                January 23, 1998

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Tuesday, February 24, 1998 at 10:00 A.M., at the offices of the Company at 230 South 108th Avenue, Omaha, Nebraska.

    Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

    After reading the Proxy Statement, please mark, date, sign, and return the enclosed proxy in the prepaid envelope, to assure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU DATE, SIGN, AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

    On behalf of the Board of Directors, I would like to express our appreciation for your interest in the Company.

                                          Sincerely,

                                                    [LOGO]
                                          William E. Fisher
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 24, 1998
                            ------------------------

    The Annual Meeting of Stockholders of Transaction Systems Architects, Inc. (the "Company") will be held at the offices of the Company at 230 South 108th Avenue, Omaha, Nebraska, on February 24, 1998, at 10:00 A.M., for the following purposes:

    1. To elect six directors to hold office until the next Annual Meeting of Stockholders;

    2. To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors;

    3. To transact such other business as may properly come before the Meeting or any adjournment of the Meeting.

    The Board of Directors has fixed the close of business on January 15, 1998, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and any adjournment of the Meeting. Each share of the Company's Class A Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

    ALL HOLDERS OF THE COMPANY'S CLASS A COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO PROMPTLY COMPLETE, DATE, SIGN, AND RETURN THE PROXY CARD ENCLOSED WITH THIS NOTICE.

                                                   [LOGO]

                                          David P. Stokes

                                          SECRETARY

January 23, 1998

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                               ------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 24, 1998
                            ------------------------

    This Proxy Statement is being furnished in connection with the solicitation by and on behalf of the Board of Directors of Transaction Systems Architects, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on February 24, 1998, and any postponement or adjournment thereof. A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1997, which includes the Company's financial statements as of September 30, 1997, accompanies this Proxy Statement. STOCKHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND A LIST OF THE EXHIBITS THERETO WITHOUT CHARGE BY WRITTEN REQUEST TO INVESTOR RELATIONS, 224 SOUTH 108TH AVENUE, OMAHA, NEBRASKA 68154. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about January 23, 1998.

PROXY SOLICITATION

    The shares represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. A stockholder who has given a proxy may revoke it prior to its exercise by giving written notice of revocation to the Secretary of the Company or by giving a duly executed proxy bearing a later date. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any stockholder who does attend the Annual Meeting may revoke a proxy previously submitted by voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with specifications on the enclosed proxy. If no such specifications are made, proxies will be voted FOR the election of the six nominees for director listed in this Proxy Statement, FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the September 30, 1998 fiscal year and, as to any other matter that may be brought before the Annual Meeting, in accordance with the judgement of the person or persons voting the same.

    The Company will bear the expense of preparing, printing and mailing this Proxy Statement and proxies solicited hereby and will reimburse banks, brokerage firms and nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares held of record by such banks, brokerage firms and nominees. The Company has retained Norwest Bank to assist in the solicitation of proxies at a cost of approximately $10,000 plus normal out-of-pocket expenses.

OUTSTANDING SHARES AND VOTING RIGHTS

    Only stockholders of record at the close of business on January 15, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 26,932,921 shares of the Company's Class A Common Stock, $0.005 par value (the "Common Stock"), issued and outstanding, excluding 845 shares of Class A Common Stock held as treasury stock by the Company. Also at the close of business on the Record Date, there were 1,171,252 shares of the Company's Class B Common Stock, $0.005 par value, issued and outstanding. The shares held as treasury stock and Class B Common Stock are not entitled to be voted. Each holder of Common Stock is entitled to one vote per share for the election of directors and on all other matters to be voted on by the Company's stockholders. Holders of Common Stock may not cumulate their votes in the election of directors.

    The presence in person or by proxy at the Annual Meeting of the holders of a majority of the issued and outstanding Common Stock shall constitute a quorum. Election of a director requires affirmative votes of the holders of a plurality of the Common Stock present in person, or represented by proxy, at a meeting (at which a quorum is present). Therefore, the six persons receiving the greatest number of votes shall be elected as directors. Since only affirmative votes count for this purpose, withheld votes will not affect the outcome, except that they will count in determining the presence of a quorum.

    With respect to the ratification of the appointment of independent auditors, a stockholder may mark the accompanying form of proxy to (i) vote for the matter, (ii) vote against the matter or (iii) abstain from voting on the matter. Assuming that a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote on the matter is required for ratification of the appointment of independent auditors. Proxies marked to abstain from voting with respect to the ratification of independent auditors will have the effect of being represented for quorum purposes but not voted. The shares represented by broker proxies which are not voted with respect to the ratification of the appointment of independent auditors will be considered represented at the meeting and entitled to vote only as to those matters actually voted.

1.  ELECTION OF DIRECTORS

    The Company's Board of Directors currently consist of six members. The Board of Directors has nominated the following persons, all of whom currently are serving as directors, for election as directors to serve until the 1998 Annual Meeting of Stockholders and thereafter until their respective successors are duly elected and qualified. The Company expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

NOMINEES

    WILLIAM E. FISHER, CHAIRMAN OF THE BOARD OF DIRECTORS. Mr. Fisher has been Director, Chairman of the Board, President and Chief Executive Officer of the Company since its formation in 1993. Mr. Fisher has also served as Chief Executive Officer of Applied Communications, Inc. (a subsidiary of the Company, "ACI") since 1991. Since joining ACI in 1987, he has served in various other capacities, including Vice President of Financial Systems, Senior Vice President of Software and Services, Executive Vice President and Chief Operating Officer, and President. Prior to joining ACI, he held the position of President for the Government Services Division of First Data Resources ("FDR"), an information processing company. Mr. Fisher is a director of BA Merchant Services, Inc. (NYSE: BPI), West TeleServices Corporation (Nasdaq: WTSC) and Hypercom Corporation (NYSE: HYC). BA Merchant Services provides payment processing and related information products and services to merchants who accept credit and debit cards as payment for goods and services. West TeleServices is a provider of outsourced customized telecommunications-based services, inbound operator services, automated voice response services and outbound direct teleservices. Hypercom is a provider of point-of-sale payment products and enterprise networking products. Mr. Fisher is 51 years old.

    DAVID C. RUSSELL, DIRECTOR. Mr. Russell has been a Director of the Company since its formation in 1993. Mr. Russell has been President of ACI since April 1996. Since joining ACI in 1989, he has served in various other capacities, including Vice President of Strategic Planning, Vice President of Customer Support, and Vice President of Software and Services. From 1984 to 1989, he held various operations and planning positions at FDR. Mr. Russell is 49 years old.

    PROMOD HAQUE, DIRECTOR. Mr. Haque has been a Director of the Company since January 1994. Mr. Haque is Vice President and General Partner of Norwest Venture Capital, Inc. ("NVCM"), an affiliate of Norwest Equity Capital, LLC ("NEC") in Minneapolis, Minnesota. He joined NVCM in 1990 as Investment Manager and became Vice President in 1992. Mr. Haque is a director of Connect, Inc. (Nasdaq: CNKT), Information Advantage, Inc. (Nasdaq: IACO), Optical Sensors, Inc. (Nasdaq:
OPSI), Prism

Solutions (Nasdaq: PRZM), and Raster Graphics, Inc. (Nasdaq: RGFX). Connect is a provider of electronic procurement applications for the Internet. Information Advantage is a provider of decision support data analysis and reporting software. Optical Sensors is a provider of blood gas sensors for acute care. Prism Solutions is a provider of data warehouse management systems. Raster Graphics is a provider of color electrostatic printing systems. Mr. Haque is 49 years old.

    CHARLES E. NOELL, III, DIRECTOR. Mr. Noell has been a Director of the Company since January 1994. Mr. Noell is the Managing Partner of JMI Equity Fund, L.P. ("JMI"), a private investment fund. Prior to joining JMI in 1992, Mr. Noell served at various positions at Alex. Brown & Sons Incorporated, including Managing Director and head of the Technology Group. Mr. Noell is a director of Expert Software, Inc. (Nasdaq: XPRT). Expert Software is a provider of consumer based software. Mr. Noell is also a director of Peregrine Systems, Inc. (Nasdaq:PRGN). Peregrine is a provider of enterprise wide help desk software. Mr. Noell is 46 years old.

    JIM D. KEVER, DIRECTOR. Mr. Kever was appointed to the Board of Directors on November 11, 1996. Mr. Kever is currently President and Co-Chief Executive Officer of Envoy Corporation (Nasdaq: ENVY). Envoy provides electronic processing services, primarily to the healthcare industry. He joined Envoy as Treasurer and General Counsel in October 1981. Mr. Kever has been a director of Envoy since 1981 and from 1984 until June 1995 he was Executive Vice President of Envoy. Before joining Envoy he was employed by Datanet, a corporation providing pharmaceutical software. From 1977 until 1979, Mr. Kever was with the certified public accounting firm of Peat, Marwick, Mitchell & Co. in the tax division. Mr. Kever is 45 years old.

    LARRY G. FENDLEY, DIRECTOR. Mr. Fendley was appointed to the Board of Directors on November 11, 1996. Mr. Fendley is currently Executive Vice President, Product Delivery Services for CSG Systems, Inc., a subsidiary of CSG Systems International, Inc. (Nasdaq: CSGS). CSG Systems provides customer management solutions to the communications industry. Prior to joining CSG Systems in 1996, he was with Citibank, NA for ten years, most recently as General Manager of Information Services for the European, North America Card Products Division. Prior to Citibank, Mr. Fendley was with FDR as Vice President -Computer Technology and with Motorola in the Communications Products Division as International Operations Manager. Mr. Fendley is 56 years old.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

    Each of Messrs. Haque, Noell, Kever and Fendley receive a $3,125 fee per quarter for their services. Such fees for Messrs. Haque and Noell are paid to their affiliated management company. Messrs. Fisher and Russell do not receive any compensation for their services as directors. All directors are reimbursed for expenses incurred in connection with attendance at Board of Director and committee meetings.

    Each of Messrs. Kever and Fendley were granted a stock option for 20,000 shares of Common Stock upon their appointment to the Board of Directors on November 11, 1996. These options were granted under the Transaction Systems Architects, Inc. 1996 Stock Option Plan at an exercise price of $33.25 per share, which was the market price of the Common Stock on that day. Vesting of the options is 20% per year at the end of each of five years. Additionally, each of Messrs. Kever and Fendley shall receive options for 4,000 additional shares of Common Stock on the anniversary of their respective election to the Board in each of the four succeeding years so long as they remain a member of the Board of Directors on such anniversary date. Accordingly, on November 11, 1997, each of Messrs. Kever and Fendley were granted a stock option for 4,000 shares of Common Stock at an exercise price of $39.125 per share.

    The Company has standing audit and compensation committees of the Board of Directors. The audit committee consists of Messrs. Noell and Fendley. The audit committee monitors the effectiveness of the audit conducted by the Company's independent auditors and of the Company's internal financial controls. The auditors have full and free access to the audit committee without the presence of management. The audit committee held one meeting in November 1997, primarily to discuss the results of the fiscal 1997 independent audit and to recommend the appointment of independent auditors for fiscal 1998. The compensation committee consists of Messrs. Haque and Kever. This committee approves the compensation of the Company's executive officers. The compensation committee held one meeting in November 1997.

    During fiscal 1997, there were four regular meetings of the Board of Directors. Each incumbent director who was a member of the Board of Directors during fiscal year 1997 attended all of the regular meetings except Mr. Fisher and Mr. Kever each of whom attended three of four regularly scheduled board meetings.

INFORMATION REGARDING STOCK OWNERSHIP

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1997, by (i) each of the Company's directors, (ii) each of the executive officers named in the Summary Compensation Table below, (iii) all executive officers and directors of the Company as a group, and (iv) each person known to the Company who beneficially owns more than 5% of the outstanding shares of its Common Stock.

BENEFICIAL OWNER                                                             NUMBER OF SHARES     PERCENT
--------------------------------------------------------------------------  ------------------  ------------
Pilgrim Baxter & Associates, Ltd.(1) .....................................        2,826,000           10.5
 825 Duportail Road, Wayne PA 19087

Warburg, Pincus Asset Management, Inc. (2).............................. .        2,297,000            8.5
 466 Lexington Avenue, New York NY 10017

Norwest Equity Capital, LLC (3) ..........................................        1,583,495            5.6
 2800 Piper Jaffray Tower, 222 South Ninth Street
 Minneapolis, MN 55402

Charles E. Noell, III (4).................................................           22,600              *

Jim D. Kever (5)..........................................................            4,000              *

Larry G. Fendley (6)......................................................            4,950              *

Promod Haque (7)..........................................................           14,347              *

William E. Fisher (8)(9)..................................................          650,000            2.4

David C. Russell (8)(11)..................................................          231,660              *

Edward H. Mangold (8).....................................................          135,092              *

Fred L. Grabher (8).......................................................           73,092              *

Gregory J. Duman (8)(10)..................................................          160,328              *

All Directors and Executive Officers as a Group
 (16 persons) (12)........................................................        1,704,010            6.2

------------------------

 *  Less than 1% of the outstanding Common Stock

 (1) The number of shares in the table is based on a Schedule 13G dated January 10, 1998.

 (2) The number of shares in the table is based on a Schedule 13G dated January 12, 1998, which indicates that Warburg, Pincus Asset Management, Inc. has sole dispositive power over all of these shares, sole voting power over 1,550,800 shares and shared voting power over 675,000 shares.

 (3) Of the shares indicated, 412,243 shares are shares of Class A Common Stock, and 1,171,252 shares are shares of Class B Common Stock, which have no voting rights. The shares of Class B Common Stock will automatically convert into shares of Class A Common Stock at such time as either (a) NEC elects to convert them or (b) they are transferred to another person or entity that is both not an affiliate of NEC and not subject to the restrictions on ownership of shares of voting capital stock by reason of the Bank Holding Company Act of 1956 or other statute or regulation. NEC is a limited liability company whose sole managing member is Itasca NEC, L.L.C., a Minnesota limited liability company ("Itasca"), whose sole managing members are Daniel J. Haggerty, George J. Still, Jr., and John E. Lindahl. By virtue of their positions as the managing members of NEC and Itasca, respectively, Itasca and Messrs. Haggerty, Still, and Lindahl may be deemed to indirectly beneficially own the shares held by NEC.

 (4) Mr. Noell's business mailing address is, 12680 High Bluff Drive, Number 200, San Diego, CA 92130-2002.

 (5) Consists of 4,000 shares issuable upon exercise of options. Mr. Kever's business mailing address is, Two Lakeview Place, 15 Century Boulevard, Suite 600, Nashville, NC 37214.

 (6) Consists of 4,000 shares issuable upon exercise of options and 950 shares owned by Mr. Fendley's spouse. Mr. Fendley's business mailing address is PO Box 34965, Omaha, NE 68134.

 (7) Mr. Haque is also an officer of NEC, which holds an aggregate of 1,583,495 shares, and a non-managing member of Itasca. See footnote (3) above for information with respect to direct and indirect beneficial ownership of the shares held by NEC. Mr. Haque disclaims beneficial ownership of all shares directly or indirectly beneficially owned by NEC, Itasca, and the managing members thereof and the number of shares set forth in the table as owned by Mr. Haque does not include the shares directly or indirectly beneficially owned by NEC, Itasca, and the managing members thereof.

 (8) The business address is 330 South 108th Avenue, Omaha, NE 68154.

 (9) Includes 450,000 shares held by a corporation of which Mr. Fisher is a principal shareholder. Mr. Fisher has sole investment discretion and voting authority over such shares.

 (10) Includes 1,200 shares owned by Mr. Duman's children.

 (11) Includes 103,116 shares owned by Mr. Russell's spouse.

 (12) Includes 122,916 shares issuable upon exercise of options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's directors, certain officers, and beneficial owners of more than ten percent of the Common Stock to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on behalf of its executive officers on the basis of information obtained from them and review the forms submitted to the Company by its non-employee directors and beneficial owners of more than ten percent of the Common Stock. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors and officers during the last fiscal year were filed on time, except that NEC failed to include one transaction on an otherwise timely filed Form 4, and Mr. Haque failed to include one transaction on an otherwise timely filed Form 4 and failed to timely file two Form 4's to report a total of three transactions. NEC and Mr. Haque subsequently filed the appropriate forms.

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

    The following table sets forth certain compensation information as to the Chief Executive Officer ("CEO") and the four highest paid executive officers (collectively, the "Named Executive Officers") of the Company for each of the years ended September 30, 1995, 1996 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                              AWARDS (2)
                                                                            --------------
                                              ANNUAL COMPENSATION             SECURITIES
                                      ------------------------------------    UNDERLYING           ALL OTHER
    NAME AND PRINCIPAL POSITION         YEAR      SALARY($)   BONUS($)(1)   OPTIONS(#)(2)    COMPENSATION($)(3)(4)
------------------------------------  ---------  -----------  ------------  --------------  -----------------------

William E. Fisher                          1997  $   150,000   $  189,334      100,000             $   4,952
  Chairman of the Board                    1996      150,000      195,510        None                  4,779
  Chief Executive Officer                  1995      149,375      199,534        None                  4,793

David C. Russell                           1997  $   140,000   $  145,299      100,000             $   5,035
  Senior Vice President                    1996      128,333      141,255        None                  4,696
                                           1995      117,917      126,469        None                  5,241

Gregory J. Duman                           1997  $   110,004   $  110,082       35,000             $   4,952
  Vice President and                       1996      110,004      106,895        None                  4,952
  Chief Financial Officer                  1995      108,754      104,747        None                  5,491

Edward H. Mangold                          1997  $    80,748   $  264,435       85,000             $   5,114
  Senior Vice President                    1996       80,748      339,601        None                  3,793
  Americas Region                          1995       80,748      333,121        None                  4,312

Fred L. Grabher                            1997  $   112,653   $  164,748       25,000             $   1,265
  Vice President                           1996       95,000      156,005        None                  2,279
  Crystal Clear Technology                 1995       95,000      210,541        None                  4,669

------------------------

(1) The Company's executive officers are eligible for quarterly cash bonuses. Such bonuses are generally based upon achievement of corporate, geographic or product performance objectives including sales, pretax profit, backlog, and cash flow.

(2) Includes options granted under the 1997 Management Stock Option Plan. Each of the Named Executive Officers paid for such options at the rate of $3.00 for each underlying share.

(3) Includes contributions made to the Company's retirement plans. For fiscal 1997, employer contributions to ACI's Profit Sharing Plan were $2,299 each for Messrs. Fisher, Mangold, Grabher, Duman and Russell. Employer contributions to ACI's 401(k) Retirement Plan were $2,500, $2,019, $1,188, $2,500 and $2,583 for Messrs. Fisher, Mangold, Grabher, Duman and Russell, respectively.

(4) Each of the Named Executive Officers and certain other executive officers are a party to an agreement pursuant to which each has agreed not to compete with the Company for so long as he or she is a stockholder of the Company. At the election of the Company, the non-compete agreement may remain in effect for two years after termination of employment (even if he or she is no longer a stockholder) if the Company pays him or her for two years. No amounts were paid in 1997 under this arrangement.

STOCK OPTIONS

    The following table sets forth information concerning the grant of stock options to each of the Named Executive Officers in fiscal year 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                               INDIVIDUAL GRANTS
                                             ------------------------------------------------------
                                                             PERCENT OF
                                                                TOTAL
                                               NUMBER OF       OPTIONS
                                               SECURITIES    GRANTED TO
                                               UNDERLYING     EMPLOYEES                               GRANT DATE
                                                OPTIONS          IN         EXERCISE    EXPIRATION      PRESENT
                   NAME                      GRANTED(#)(1)   FISCAL YEAR  PRICE ($/SH)     DATE       VALUE($)(2)
-------------------------------------------  --------------  -----------  ------------  -----------  -------------
William E. Fisher                                 100,000         7.21%    $    24.00       3/6/07   $   1,110,007

David C. Russell                                  100,000         7.21%    $    24.00       3/6/07   $   1,110,007

Gregory J. Duman                                   35,000         2.52%    $    24.00       3/6/07   $     388,502

Edward H. Mangold                                  85,000         6.13%    $    24.00       3/6/07   $     943,506

Fred L.Grabher                                     25,000         1.80%    $    24.00       3/6/07   $     277,502

------------------------

(1) The options referred to in this table were granted under the Company's 1997 Management Stock Option Plan. Each of the Named Executive Officers paid for such options at the rate of $3.00 for each underlying share. Vesting of the options occurs on an annual pro rata basis over a term of four years from March 1997, the date of the issuance of the options.

(2) Grant date present value is determined using a modified Black-Scholes option pricing model. The estimated values under the model are based on several assumptions, including a weighted-average expected volatility of 38%, a weighted-average risk-free rate of return of 6.3%, no dividend yield and expected option lives of 5.8 years and may not be indicative of actual value. The actual gain, if any, the option holder may realize will equal the excess of the actual market price of the stock on the date the option is exercised over the sum of the amount paid for the options plus the exercise price. There is no assurance that the value that may be realized by the option holder will be at or near the value estimated by the modified Black-Scholes model.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED IN-THE-
                                                                      OPTIONS AT                 MONEY OPTIONS
                              SHARES ACQUIRED                     FISCAL YEAR-END(#)           FISCAL YEAR-END($)
                                    ON             VALUE      --------------------------  ----------------------------
            NAME                EXERCISE(#)     REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----------------------------  ---------------  -------------  --------------------------  ----------------------------

William E. Fisher                   --              --                --/100,000             --/$  1,662,500

David C. Russell                    --              --                --/100,000             --/$  1,662,500

Gregory J. Duman                    --              --                --/ 35,000             --/$   581,875

Edward H. Mangold                   --              --                --/ 85,000             --/$  1,413,125

Fred L. Grabher                     --              --                --/ 25,000             --/$   415,625

--------------------------

(1) "In-the-Money" options are options outstanding at the end of the last fiscal year for which the fair market value of the Common Stock at the end of the last fiscal year ($40.625 per share) exceeded the exercise price of the options.

REPORT ON EXECUTIVE COMPENSATION

    All issues relating to executive officer compensation are addressed by the Board of Director's Compensation Committee. The Compensation Committee, which is comprised of Messrs. Haque and Kever approves base salary and incentive compensation for all executive officers. This report is submitted by the Compensation Committee.

    The components of the Company's executive compensation program consist of base salaries and annual incentive plans. The Company's compensation program is intended to provide executive officers with overall levels of compensation opportunity that are competitive within the software and computer services industries, as well as within a broader spectrum of companies of comparable size and complexity. The Company's compensation program is structured and administered to support the Company's business mission and generate favorable returns for its stockholders.

    BASE SALARY. Each executive officer's base salary, except for the CEO, is based on the recommendation of Mr. Fisher to the Compensation Committee. Such recommendations are derived primarily through a comparison of industry and competitive labor markets for executive officer services from surveys conducted by Culpepper and Associates, Inc. ("Culpepper"). In comparison to those surveys, base salaries recommended are slightly lower than the average of other comparably sized software companies. Other factors in formulating base salary recommendations include the level of an executive's compensation in relation to other executives in the Company with the same, more and less responsibilities, the performance of the particular executive's business unit or department in relation to established strategic plans, the Company's operating budget for the year and the overall performance of the Company.

    INCENTIVE COMPENSATION PLAN. For each executive officer, an incentive compensation plan is established at the beginning of each fiscal year in connection with the Company's strategic plans and annual operating budgets. Except for the CEO, Mr. Fisher provides recommendations to the Compensation Committee for incentive compensation for each executive officer. The level of incentive compensation recommended for each executive officer is derived through a comparison of industry and competitive labor markets from surveys conducted by Culpepper. In comparison to those surveys, the incentive compensation recommended approximates the average of other comparably sized software companies. Under these incentive compensation plans, an executive's potential incentive payment is related to the Company's profit attainment, ending backlog, cash flow, and/or the financial performance of an executive's division or department. Because growth in the Company's profit, backlog, cashflow and divisional financial performance, all being substantial factors in the calculation of incentive compensation, exceeded the Company's expectations in fiscal 1997, bonuses for each of the Company's Named Executive Officers exceeded target levels for fiscal 1997.

    CEO COMPENSATION. Compensation for Mr. Fisher is based on the same criteria used for executive officers generally, as described above. In addition to his base salary, in 1997 Mr. Fisher was eligible to earn 110% of his base salary if the Company attained 100% of its targets. As compared to industry surveys conducted by Culpepper, Mr. Fisher's base salary was approximately 61% lower than the average and his incentive compensation target for 1997 was approximately 38% lower than the average. Mr. Fisher's actual combined earnings for 1997 was approximately 48% less than the average. His maximum possible bonus for 1997 was 165% of his base salary if the Company exceeded its targets. For 1997, the Company exceeded its targets and Mr. Fisher earned as a bonus 126% of his base salary.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Although the Company has no current plan to pay any of its executive officers annual compensation over $1,000,000, it currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with this statute.

                                          COMPENSATION COMMITTEE

                                          Promod Haque

                                          Jim D. Kever

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  PLANS

    The current members of the Compensation Committee are Messrs. Haque and Kever. None of these individuals was at any time during 1997, or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

PERFORMANCE GRAPH

    In accordance with Securities and Exchange Commission rules, the following table shows a line-graph presentation comparing cumulative stockholder return on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has selected the S&P 500 Index and the NASDAQ Computer & Data Processing Services ("C&DP) Index for comparison.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               TRANSACTION SYSTEMS ARCHITECTS, INC.        S & P 500        NASDAQ COMPUTER & DATA PROCESSING
2/24/95                                              100          100                                           100
Sep-95                                               150          123                                           141
Sep-96                                               473          148                                           175
Sep-97                                               455          207                                           236

    Assumes $100 invested on February 24, 1995 (the date of the Company's Initial Public Offering ("IPO") at the closing price on the IPO date of $8.9375 per share adjusted for a two-for-one stock split effected in the form of a 100% stock dividend in July 1996) in the Company's Common Stock, the S&P 500 Index and the NASDAQ C&DP Index.

2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Arthur Andersen LLP, independent public accountants, as the auditors of the Company for the fiscal year ending September 30, 1998, subject to the ratification of such appointment by stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since the Company's inception in 1993.

    If the foregoing appointment of Arthur Andersen LLP is not ratified by the stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the 1998 Annual Meeting of Stockholders will be subject to approval of stockholders at that meeting. Representatives of Arthur Andersen LLP are expected to be present at the Company's Annual Meeting and will have the opportunity to make statements and/or respond to appropriate questions from stockholders present at the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

3.  OTHER MATTERS

    The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

STOCKHOLDERS PROPOSALS

    Proposals of stockholders intended to be presented at the Company's next Annual Meeting of Stockholders must be received at the Corporate Secretary's office, 330 South 108th Avenue, Omaha, Nebraska 68154, no later than September 25, 1998, to be considered for inclusion in the proxy statement and form of proxy for that meeting.

                                          By Order of the Board of Directors,

                                                   [LOGO]

                                          David P. Stokes
                                          SECRETARY

PROXY                 TRANSACTION SYSTEMS ARCHITECTS, INC.
                      1998 ANNUAL MEETING OF STOCKHOLDERS
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

    The undersigned hereby appoints William E. Fisher, Gregory J. Duman and David P. Stokes, and each of them, with power to appoint a substitute, to vote, in accordance with the specifications appearing below, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Transaction Systems Architects, Inc., a Delaware corporation, to be held on Tuesday, February 24, 1998, at 10:00 a.m. CST at the offices of the Company at 230 South 108th Avenue, Omaha, Nebraska, and at all adjournments thereof, and, in their discretion, upon all other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof, and hereby revokes all former proxies. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

DIRECTORS
1.         Directors recommend a vote FOR election of the following directors:
                            01 - William E. Fisher, 02 - David C. Russell, 03 - Jim D. Kever, 04 - Promod Haque,
                                             05 - Charles E. Noell, III, 06 - Larry G. Fendley
           / / FOR ALL       / / WITHHOLD ALL       / / WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF
               NOMINEES          NOMINEES               NOMINEE(S) BELOW.
                                                        USE NUMBER ONLY --------------------------------------------

                                                                                                                    DIRECTORS
PROPOSAL(S)                                                                                                         RECOMMEND
2.         Appointment of Independent Auditors.
           / / FOR                 / / AGAINST                 / / ABSTAIN                                             FOR

3.         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE
           ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY SHALL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

                                                                    Dated: ------------------------------, 1998
                                                                    ------------------------------
                                                                    Signature
                                                                    ------------------------------
                                                                    (If there are co-owners both must sign)
                                                                    THE SIGNATURE(S) SHOULD BE EXACTLY AS THE NAME(S) APPEAR
                                                                    PRINTED TO THE LEFT. IF A CORPORATION, PLEASE SIGN THE
                                                                    CORPORATION NAME IN FULL BY A DULY AUTHORIZED OFFICER AND
                                                                    INDICATE THE OFFICE OF THE SIGNER. WHEN SIGNING AS
                                                                    EXECUTOR, ADMINISTRATOR, FIDUCIARY, ATTORNEY, TRUSTEE OR
                                                                    GUARDIAN, OR AS CUSTODIAN FOR A MINOR, PLEASE GIVE FULL
 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING   TITLE AS SUCH. IF A PARTNERSHIP, SIGN IN THE PARTNERSHIP
                      THE ENCLOSED ENVELOPE                         NAME.